EXHIBIT 3

SCHEDULE OF TRANSACTIONS

The following table sets forth all transactions in the Shares effected by the Reporting Persons during the past sixty days, aside from the November 2025 Option Award described in Item 5(c).

Reporting Person	Transaction Date	Number of Shares (Sold)/Acquired	Price Per Share	Where/How Effected
Austin C. Willis (Direct)	October 1, 2025	(983)	$135.7028	(1),(2)
Austin C. Willis (Direct)	October 1, 2025	(2,415)	$136.3549	(1),(3)
Austin C. Willis (Direct)	October 1, 2025	(2)	$137.12	(1)
Austin C. Willis (Indirect via Rooster A. Willis 2019 Trust, Austin Willis Trustee)	October 1, 2025	(260)	$135.7028	(1),(2)
Austin C. Willis (Indirect via Rooster A. Willis 2019 Trust, Austin Willis Trustee)	October 1, 2025	(639)	$136.3549	(1),(3)
Austin C. Willis (Indirect via Rooster A. Willis 2019 Trust, Austin Willis Trustee)	October 1, 2025	(1)	$137.12	(1)
Austin C. Willis (Indirect via Wilder Grace Willis 2019 Trust, Austin Willis Trustee)	October 1, 2025	(260)	$135.7028	(1),(2)
Austin C. Willis (Indirect via Wilder Grace Willis 2019 Trust, Austin Willis Trustee)	October 1, 2025	(639)	$136.3549	(1),(3)
Austin C. Willis (Indirect via Wilder Grace Willis 2019 Trust, Austin Willis Trustee)	October 1, 2025	(1)	$137.12	(1)
Austin C. Willis (Indirect via Charles F. Willis V 2019 Trust, Austin Willis Trustee)	October 1, 2025	(260)	$135.7028	(1),(2)
Austin C. Willis (Indirect via Charles F. Willis V 2019 Trust, Austin Willis Trustee)	October 1, 2025	(639)	$136.3549	(1),(3)
Austin C. Willis (Indirect via Charles F. Willis V 2019 Trust, Austin Willis Trustee)	October 1, 2025	(1)	$137.12	(1)
Austin C. Willis (Direct)	November 3, 2025	(1,496)	$125.7427	(1),(4)
Austin C. Willis (Direct)	November 3, 2025	(714)	$126.3662	(1),(5)
Austin C. Willis (Direct)	November 3, 2025	(1,190)	$127.5879	(1),(6)
Austin C. Willis (Indirect via Rooster A. Willis 2019 Trust, Austin Willis Trustee)	November 3, 2025	(396)	$125.7427	(1),(4)
Austin C. Willis (Indirect via Rooster A. Willis 2019 Trust, Austin Willis Trustee)	November 3, 2025	(189)	$126.3662	(1),(5)
Austin C. Willis (Indirect via Rooster A. Willis 2019 Trust, Austin Willis Trustee)	November 3, 2025	(315)	$127.5879	(1),(6)
Austin C. Willis (Indirect via Wilder Grace Willis 2019 Trust, Austin Willis Trustee)	November 3, 2025	(396)	$125.7427	(1),(4)
Austin C. Willis (Indirect via Wilder Grace Willis 2019 Trust, Austin Willis Trustee)	November 3, 2025	(189)	$126.3662	(1),(5)
Austin C. Willis (Indirect via Wilder Grace Willis 2019 Trust, Austin Willis Trustee)	November 3, 2025	(315)	$127.5879	(1),(6)
Austin C. Willis (Indirect via Charles F. Willis V 2019 Trust, Austin Willis Trustee)	November 3, 2025	(396)	$125.7427	(1),(4)
Austin C. Willis (Indirect via Charles F. Willis V 2019 Trust, Austin Willis Trustee)	November 3, 2025	(189)	$126.3662	(1),(5)
Austin C. Willis (Indirect via Charles F. Willis V 2019 Trust, Austin Willis Trustee)	November 3, 2025	(315)	$127.5879	(1),(6)

(1)  Shares sold in the open market through a broker pursuant to a Rule 10b5-1 trading plan adopted by Mr. Austin Chandler Willis on June 3, 2025.

(2)  This transaction was executed in multiple trades at prices ranging from $135.06 to $136.05, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(3)  This transaction was executed in multiple trades at prices ranging from $136.06 to $136.87, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(4)  This transaction was executed in multiple trades at prices ranging from $125.11 to $126.10, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(5)  This transaction was executed in multiple trades at prices ranging from $126.125 to $127.12, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(6)  This transaction was executed in multiple trades at prices ranging from $127.255 to $128.025, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.